Financial Data
AT&T Inc.
Consolidated Statements of Income
Dollars in millions except per share amounts

Unaudited	Three Months Ended	Twelve Months Ended

12/31/06	12/31/05	% Chg	12/31/2006	12/31/2005	% Chg

Operating Revenues
Voice	$ 8,183	$ 7,129	14.8%	$ 33,908	$ 24,484	38.5%
Data	4,603	3,391	35.7%	18,068	10,734	68.3%
Wireless service	192	-	-	192	-	-
Directory	905	902	0.3%	3,621	3,625	-0.1%
Other	2,008	1,487	35.0%	7,266	4,921	47.7%

Total Operating Revenues	15,891	12,909	23.1%	63,055	43,764	44.1%

Operating Expenses
Cost of sales (exclusive of depreciation
and amortization shown separately below)	6,708	5,856	14.5%	27,349	19,009	43.9%
Selling, general and administrative	4,115	3,715	10.8%	15,511	10,944	41.7%
Depreciation and amortization	2,492	2,206	13.0%	9,907	7,643	29.6%

Total Operating Expenses	13,315	11,777	13.1%	52,767	37,596	40.4%

Operating Income	2,576	1,132	-	10,288	6,168	66.8%

Interest Expense	465	405	14.8%	1,843	1,456	26.6%
Interest Income	99	92	7.6%	377	383	-1.6%
Equity in Net Income of Affiliates	605	267	-	2,043	609	-
Other Income (Expense) - Net	(21)	3	-	16	14	14.3%

Income Before Income Taxes	2,794	1,089	-	10,881	5,718	90.3%
Income Taxes	856	(566)	-	3,525	932	-

Net Income	$ 1,938	$ 1,655	17.1%	$ 7,356	$ 4,786	53.7%

Basic Earnings Per Share:
Net Income	$ 0.50	$ 0.46	8.7%	$ 1.89	$ 1.42	33.1%
Weighted Average Common
Shares Outstanding (000,000)	3,888	3,569	8.9%	3,882	3,368	15.3%
Diluted Earnings Per Share:
Net Income	$ 0.50	$ 0.46	8.7%	$ 1.89	$ 1.42	33.1%
Weighted Average Common
Shares Outstanding with Dilution (000,000)	3,911	3,580	9.2%	3,902	3,379	15.5%

Financial Data

AT&T Inc.
Consolidated Balance Sheets
Dollars in millions except per share amounts

12/31/06 Unaudited	12/31/05

Assets
Current Assets
Cash and cash equivalents	$ 2,418	$ 1,224
Accounts receivable - net of allowances for
uncollectibles of $1,276 and $1,176	16,194	9,351
Prepaid expenses	1,477	1,029
Deferred income taxes	3,034	2,011
Other current assets	2,430	1,039

Total current assets	25,553	14,654

Property, plant and equipment - at cost	192,006	149,238
Less: accumulated depreciation and amortization	96,560	90,511

Property, Plant and Equipment - Net	95,446	58,727

Goodwill	67,287	14,055
Intangible Assets - Net	59,740	8,503
Investments in Equity Affiliates	2,323	2,031
Investments in and Advances to Cingular Wireless	-	31,404
Postemployment benefit	14,228	12,666
Other Assets	6,865	3,592

Total Assets	$ 271,442	$ 145,632

Liabilities and Stockholders' Equity
Current Liabilities
Debt maturing within one year	$ 9,737	$ 4,455
Accounts payable and accrued liabilities	25,508	17,088
Accrued taxes	3,026	2,586
Dividends payable	2,215	1,289

Total current liabilities	40,486	25,418

Long-Term Debt	51,169	26,115

Deferred Credits and Other Noncurrent Liabilities
Deferred income taxes	27,290	15,713
Postemployment benefit obligation	28,901	18,133
Unamortized investment tax credits	181	209
Other noncurrent liabilities	8,169	5,354

Total deferred credits and other noncurrent liabilities	64,541	39,409

Stockholders' Equity
Common shares issued ($1 par value)	6,495	4,065
Capital in excess of par value	91,058	27,499
Retained earnings	30,375	29,106
Treasury shares (at cost)	(7,368)	(5,406)
Additional minimum pension liability adjustment	-	(218)
Accumulated other comprehensive income	(5,314)	(356)

Total stockholders' equity	115,246	54,690

Total Liabilities and Stockholders' Equity	$ 271,442	$ 145,632

Financial Data

AT&T Inc.
Consolidated Statements of Cash Flows
Dollars in millions, increase (decrease) in cash and cash equivalents

Unaudited	Twelve Months Ended
12/31/06	12/31/05	12/31/04

Operating Activities
Net income	$ 7,356	$ 4,786	$ 5,887
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	9,907	7,643	7,564
Undistributed earnings from investments in equity affiliates	(1,946)	(451)	(542)
Provision for uncollectible accounts	586	744	761
Amortization of investment tax credits	(28)	(21)	(32)
Deferred income tax (benefit) expense	(87)	(658)	646
Net gain on sales of investments	(10)	(135)	(939)
Income from discontinued operations, net of tax	-	-	(908)
Retirement benefit funding	-	-	(2,232)
Changes in operating assets and liabilities:
Accounts receivable	519	(94)	282
Other current assets	30	34	(102)
Accounts payable and accrued liabilities	(2,213)	74	408
Stock-based compensation tax benefit	(18)	(3)	(5)
Other - net	1,519	1,055	162

Total adjustments	8,259	8,188	5,063

Net Cash Provided by Operating Activities	15,615	12,974	10,950

Investing Activities
Construction and capital expenditures	(8,320)	(5,576)	(5,099)
Receipts from (investments in) affiliates - net	(1,104)	2,436	(22,660)
Dispositions	756	526	6,672
Acquisitions, net of cash acquired	368	1,504	(74)
Purchases of held-to-maturity securities	-	-	(135)
Maturities of held-to-maturity securities	3	99	499
Proceeds from note repayment	-	37	50
Other	4	-	-

Net Cash Used in Investing Activities	(8,293)	(974)	(20,747)

Financing Activities
Net change in short-term borrowings with
original maturities of three months or less	3,649	(4,119)	3,398
Repayment of other short-term borrowings	(2)	-	-
Issuance of long-term debt	1,491	1,973	6,461
Repayment of long-term debt	(4,242)	(2,682)	(881)
Purchase of treasury shares	(2,678)	(1,843)	(448)
Issuance of treasury shares	589	432	216
Repurchase of preferred shares of subsidiaries	-	(728)	-
Dividends paid	(5,153)	(4,256)	(4,141)
Stock-based compensation tax benefit	18	3	5
Other	200	(6)	-

Net Cash (Used in) Provided by Financing Activities	(6,128)	(11,226)	4,610

Net increase (decrease) in cash and cash equivalents
from continuing operations	1,194	774	(5,187)
Net Cash Used in Operating Activities from Discontinued Operations	-	(310)	(256)
Net Cash Provided by Investing Activities from Discontinued Operations	-	-	1,397

Net increase (decrease) in cash and cash equivalents	1,194	464	(4,046)

Cash and cash equivalents beginning of year	1,224	760	4,806

Cash and Cash Equivalents End of Year	$ 2,418	$ 1,224	$ 760